PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT is made and entered into this 14th day of January, 1999, by and among Waterman Associates, Inc., a Delaware corporation ("Seller"), Data Transmission Network Corporation, a Delaware corporation ("Buyer"), and Thomas L. Waterman, an individual ("Stockholder"), and Louise Waterman, the spouse of Stockholder ("Spouse").

                                    RECITALS:

         A. Seller is engaged in the business of creating, assembling, marketing and distributing information with respect to the gas and electric energy industries (the "Business").

         B. Seller desires to sell substantially all of the assets used by it in the conduct of the Business, and Buyer desires to acquire such assets.

         C. Stockholder, as the owner of all of the issued and outstanding stock of Seller, joins in this Agreement to confirm certain representations, warranties and agreements of Seller herein and to indemnify Buyer in connection with certain matters.

         In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller, Stockholder and Buyer, intending to be legally bound, agree as follows:

         1. Purchase and Sale. Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the following assets of the Business (except the Excluded Assets as defined at the end of this Paragraph 1), to-wit:

         (a) All of Seller's motor vehicles, equipment, inventory, supplies, furniture, trade fixtures, leasehold improvements, promotional materials, and other tangible personal property used in the conduct of the Business, including but not limited to the items listed on Schedule 1 attached hereto and incorporated herein by this reference;

         (b) All of Seller's intangible property used in the Business to the extent assignable, including but not limited to rights, privileges, benefits and interests under all contracts, agreements, consents and licenses; computer software used or useful in the Business (including but not limited to the software listed on Schedule 1 attached hereto); permits or certificates of occupancy; agreements, leases and arrangements with respect to intangible or tangible property or interests therein; copyrights and trademarks; agreements with suppliers and customers; and Seller's rights in and to the trade names "Btu" and "Natural Gas Publications, Inc.";

         (c) All of Seller's prepaid items, and unbilled costs and fees related to the Business;

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

         (d)   All of Seller's  information,  files,  records,  data, plans, and
               recorded  knowledge,   including  customer  and  supplier  lists,
               related to the Business and similar or related data; and

         (e) All of Seller's goodwill pertaining to or arising out of the Business.

The term "Excluded Assets" means (i) any records not relating to the Business and all corporate, accounting and tax records relating to the Business, (ii) all of Seller's cash and cash equivalents, in hand or in bank accounts, and Seller's accounts receivable, and (iii) Seller's rights under this Agreement.

         2. Purchase Price. Buyer agrees to pay, and Seller agrees to accept, as the entire aggregate purchase price for the assets of Seller being acquired by Buyer pursuant to Paragraph 1, the sum of $350,000 (hereinafter referred to as the "Purchase Price"). The Purchase Price shall be paid by Buyer to Seller in cash upon the execution of this Agreement, which payment may include checks payable to the order of Seller and the holders of liens or security interests perfected in the assets being sold pursuant to this Agreement, in amounts agreeable to Seller and Buyer. In the event Stockholder voluntarily terminates his employment with Buyer or such employment is terminated by Buyer for cause within five years of the date of this Agreement, Seller, Stockholder and Spouse jointly and severally agree to pay to Buyer a refund of a portion of the Purchase Price equal to the product of multiplying $5,833.33 by the number of full calendar months in such 5-year period following such termination of employment.

         3. Assumption of Liabilities. Buyer shall assume, agree to perform, and discharge when due only those obligations of Seller arising out of the contracts, leases and agreements listed on Schedules 7(j) and 7(k) which are or become assignable with respect to the period from and after the date of this Agreement or the date such contract, lease or agreement becomes assignable, as the case may be (the Assumed Liabilities"). Seller and Buyer agree that, other than the Assumed Liabilities, Buyer does not agree to assume and shall have no responsibility for any of the debts, obligations or liabilities of Seller (the "Excluded Liabilities"), all of which shall remain the sole responsibility of and shall be paid and discharged by Seller as they become due. The Excluded Liabilities include without limitation all of the following:

         (a) Any tax liability or tax obligation of Seller, its directors, officers, shareholders and agents which has been or may be asserted by any taxing authority, including without limitation any such liability or obligation arising out of or in connection with this Agreement or the transactions contemplated hereby.

         (b) Any liability or obligation of Seller whether incurred prior to, at or subsequent to the date of this Agreement for any amounts due or which may become due to any person or entity who is or has been a holder of any debt or equity security of Seller.

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                                      -32-

         (c) Any trade account payable or note payable of Seller or any contract obligation of Seller (other than the Assumed Liabilities) whether incurred prior to, at or subsequent to the date of this Agreement.

         (d) Any liability or obligation arising out of any litigation, suit, proceeding, action, claim or investigation, at law or in equity or in arbitration, related to Seller's operation of the Business prior to the date of this Agreement.

         (e) Any claim, liability or obligation, known or unknown, contingent or otherwise, the existence of which is a breach of, or inconsistent with, any representation, warranty or covenant of Seller set forth in this Agreement.

         (f) Any liability or obligation specifically stated in this Agreement or the Schedules hereto as not to be assumed by Buyer.

         4. Transfer Documents. Concurrently with the execution of this Agreement, Seller shall sell, transfer, assign, convey, and deliver to Buyer the assets referred to in Paragraph 1 by duly executed titles, warranty bill of sale and assignment, and other good and sufficient instruments of sale, assignment, conveyance and transfer as shall be required to effectively vest in Buyer all of Seller's right, title, and interest in and to such assets, free and clear of all liens, encumbrances, security interests, actions, claims and equities of any kind whatsoever, following the closing. Seller agrees to take such actions as may be necessary to make available for use by Buyer where appropriate the trade names "Btu" and "Natural Gas Publications, Inc." Buyer shall be entitled to possession of such assets upon the execution of this Agreement.

         5. Additional Documents. Concurrently with the execution of this Agreement, Seller shall cause its legal counsel to execute and deliver to Buyer the opinion of such counsel in the form of Exhibit "A" hereto. Concurrently with the execution of this Agreement, Stockholder and Buyer shall enter into an employment agreement in the form of Exhibit B hereto.

         6. Obligations to Employees. Seller agrees that it shall be responsible for any obligations to any of its employees which heretofore may have arisen or hereafter may arise by reason of any services rendered by such employees, including but not limited to salaries, bonuses, vacation pay, retirement benefits, and other fringe benefits; and Seller hereby agrees to pay all of such obligations directly to the employees involved when due. Seller agrees timely to pay all payroll tax, withholding, and unemployment compensation payments required to be made with respect to the compensation of such employees and to hold Buyer harmless therefrom. Seller shall furnish to Buyer such evidence of Seller's compliance with the provisions of this paragraph as Buyer reasonably may request from time to time.

         7. Representations and Warranties. Seller and Stockholder jointly and severally warrant, represent and covenant to and with Buyer:

         (a) That Seller has full right and lawful authority to enter into this Agreement and to sell the items of personal property to be acquired by Buyer pursuant to this Agreement; that Seller's

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                                      -33-
               performance of its obligations under this Agreement will not violate any agreement, document, trust (constructive or otherwise), order, judgment or decree to which Seller is a party or by which it is bound; and that, upon the transfer and assignment of such property to Buyer as hereinbefore mentioned, Buyer will acquire good and merchantable title thereto, free and clear of any liens, encumbrances, security interests, actions, claims, and equities of any kind whatsoever.

         (b) That Seller is the sole and lawful owner of and has good and marketable title to all of the items of personal property to be acquired by Buyer pursuant to this Agreement, free and clear of any liens, encumbrances, security interests, actions, claims, and equities of any kind whatsoever.

         (c) All material items of tangible personal property to be acquired by Buyer pursuant to this Agreement are in good operating condition, subject to normal wear.

         (d) That there are no suits, arbitrations or other legal or governmental proceedings pending or threatened against Seller which might conceivably affect the title to the items of personal property to be acquired by Buyer pursuant to this Agreement.

         (e) That Seller has duly and timely filed all federal, state, and local tax returns of every kind whatsoever required to be filed on or before the date of this Agreement and has paid in full the tax liability shown on such returns; that no unpaid deficiencies are in existence which have been asserted against Seller by any official or agency as a result of the filing of such returns; and that there is not now pending any examination with respect to any such returns nor does Seller know of any impending examination with respect to any such returns.

         (f) That promptly after the date of this Agreement Seller shall pay all sales and use taxes imposed on or collectible by Seller and shall furnish to Buyer evidence that all of Seller's sales and use taxes have been paid.

         (g) The property to be acquired by Buyer pursuant to this Agreement includes all rights and property necessary to the conduct of the Business by Buyer in the manner it is presently conducted by Seller and no property excluded from Paragraph 1 hereof constitutes property or rights material to the Business.

         (h) There is no fact, development, or threatened development with respect to the markets, products, customers, vendors, suppliers, operations, assets or prospects of the Business which are known to Seller which would materially adversely affect the business, operations or prospects of the Business considered as a whole, other than such conditions as may affect as a whole the economy generally.

         (i) The financial statements of Seller furnished to Buyer fairly and accurately represent the financial operations of the Business for the periods covered thereby.

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

         (j) That Seller has listed on Schedule 7(j) all of Seller's contracts (oral or written) with customers and suppliers of the Business; Seller has no other contracts (oral or written) with customers and suppliers of the Business. Seller has delivered to Buyer true, correct and complete copies of all written contracts relating to the Business, and written summaries of the terms of all oral contracts relating to the Business, and all of such contracts are presently in full force and effect and are assignable to Buyer, except as otherwise noted on Schedule 7(j). Seller has not received any notices from any customers or suppliers of the Business that indicate that they intend to terminate any of such contracts and, except as reflected in the copies delivered to Buyer or on Schedule 7(j), such contracts have not been amended and Seller and the other parties to such contracts are not in default in any material respect under such contracts. Seller has not been apprised and does not currently believe or have reason to believe that any of the customers of the Business plan to cancel or reduce the volume under any customer contracts.

         (k) That Schedule 7(k) contains a complete list of all of Seller's contracts (oral and written) relating to the Business, if any, other than the contracts with customers and suppliers listed on
               Schedule 7(j). Seller has delivered to Buyer true, correct and complete copies of all such other written contracts relating to the Business and written summaries of the terms of all such other oral contracts relating to the Business, and all of such contracts are presently in full force and effect and are assignable, except as otherwise noted on Schedule 7(k), and, except as reflected in the copies delivered to Buyer or on
               Schedule 7(k), such contracts have not been amended and Seller and the other parties to such contracts are not in default in any material respect under such contracts.

         8. Indemnification. Seller and the Stockholder jointly and severally agree to indemnify Buyer and to hold Buyer harmless from any and all loss, damage, cost, or expense incurred or sustained by Buyer by reason of the failure of any warranty or representation contained in this Agreement to be true or as a result of Seller's failure to abide by any covenant or agreement on its part contained in this Agreement.

         9. Bulk Sales. Seller has taken any and all actions required under the bulk sales laws of the State of New Jersey, if any, applicable to the transactions contemplated by this Agreement and will satisfy on or before the date of this Agreement (or make arrangements satisfactory to Buyer in its sole discretion to satisfy) all creditor claims, excluding Assumed Liabilities.

         10. Survival. The representations, warranties, and covenants on the part of Seller and/or Stockholder contained in this Agreement shall survive the closing of this Agreement and shall be binding upon Seller and the Stockholders and their heirs, legal representatives, successors and assigns.

         11. Payment of Liabilities. Following the closing, Seller shall pay as promptly as possible any and all liabilities of Seller existing on the date of this Agreement and to hold Buyer harmless therefrom. Buyer and Seller agree that Buyer is not assuming and shall have no responsibility for any of the debts, obligations, or liabilities of Seller, including but not limited to any

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                                      -35-
liabilities or obligations of Seller (whether fixed, absolute, contingent, known, unknown, direct, indirect, or otherwise) whether incurred or accrued before or after the date of this Agreement, which in any way relate to the performance or non-performance of, or any other liability or obligation relating to any service or product furnished or sold by Seller prior to or after the date of this Agreement, and Seller hereby agrees to hold Buyer harmless from any cost or expense arising out of or relating to any such debts, obligations, or liabilities; provided, however, such indemnification by Seller does not extend to any Assumed Liabilities.

         12. Transfer Taxes. Seller shall pay all sales and other similar taxes imposed on or collectible by Seller or Buyer by reason of the transfer of the property being acquired by Buyer pursuant to this Agreement.

         13. Noncompete. For a period of three (3) years after the date of this Agreement, neither Seller, Stockholder or any of their affiliates shall, directly or indirectly, whether as a shareholder, partner or investor possessing any ownership interest, or as principal, agent, employee, proprietor, independent contractor, consultant, information provider or in any other capacity:

         (a) Solicit for itself or himself or others, or advise or recommend to any other person that such person solicit, any current customer of the Business, for the purpose of competing with Buyer in the Business.

         (b) Employ, solicit for employment, or advise or recommend to any other person that such person solicit for employment or employ any person employed by or under contract with Buyer.

If any court having jurisdiction at any time hereafter shall hold any of such restrictive covenants to be unenforceable or unreasonable as to its scope, territory, or period of time, and such court in its judgment or decree shall declare or determine the scope, territory, or period of time which such court deems to be reasonable, then such scope, territory or period of time, as the case may be, shall be deemed automatically to have been reduced to that declared or determined to be reasonable by such court. Notwithstanding the foregoing, if any clause or provision of this paragraph shall be unenforceable, then such clause or provision shall be deemed to be deleted from this paragraph, but every other clause and provision shall continue in full force and effect. These covenants are an integral part of the asset purchase transaction contemplated by this Agreement and Buyer would not have entered into this Agreement in the absence of such covenants. Seller and Stockholder acknowledge that the agreements contained in this paragraph are reasonable and necessary to protect the Business being purchased by Buyer and that any breach thereof will result in irreparable injury to Buyer for which Buyer has no adequate remedy at law.
Seller and Stockholder therefore agree that, in the event either of them breaches any of the agreements contained in this paragraph, Buyer shall be authorized and entitled to seek from any court of competent jurisdiction (i) a temporary restraining order, (ii) preliminary and permanent injunctive relief,
(iii) an equitable accounting of all profits or benefits arising out of such breach, and (iv) direct, incidental, and consequential damages resulting from such breach. Such rights or remedies shall be cumulative and in addition to all other rights or remedies to which Buyer may be entitled.

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                                      -36-

         14. Entire Agreement. This document constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended, or terminated except by a written agreement specifically referring to this Agreement and signed by all of the parties hereto.

         15. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         16. Further Instruments. The parties hereto shall execute and deliver such additional instruments and documents as may be reasonably requested by any of them in order to carry out the purposes and intent of this Agreement and to fulfill their respective obligations.

         17. Further Actions. Seller agrees to take such actions from time to time as may in the reasonable judgment of Buyer or its counsel be necessary or advisable to confirm the title of Buyer to any of the items of property acquired by Buyer from Seller pursuant to this Agreement.

         18. Governing Law. This agreement shall be construed in accordance with the laws of the State of Nebraska.

         19. Severability. In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the other provisions contained in this Agreement, which provisions shall remain in full force and effect.

         20. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         21. Schedules and Exhibits. All references to Schedules and Exhibits herein, unless otherwise stated, means the schedules and exhibits attached to this Agreement which are hereby incorporated by reference.

         22.  Spouse  Guaranty.   Spouse  shall  guarantee  all  obligations  of
Stockholder   under  this  Agreement  and  any  ancillary   agreement  and  such
obligations shall be the primary liability of Spouse, not secondary liability.

         23. Nonassignable Rights. Seller and Stockholder agree to use their best efforts after closing to obtain the consent of the other parties to the contracts listed on Schedules 7(j) and (k) which are nonassignable. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, order, commitment, license or right if an assignment or attempted assignment thereof without the consent of the other party thereto would constitute a breach thereof or in any material way affect the rights of Seller thereunder or hereunder unless such consent is obtained. If any such consent is not obtained, or if an attempted assignment would be ineffective and would materially affect Seller's rights thereunder, so

                                       7
that Buyer would not in fact receive all such rights, the parties agree to cooperate in any reasonable arrangement designed to assure that Buyer shall have all the benefits, rights, obligations and duties under such contracts, orders, commitments, licenses and rights, without further consideration being paid by Buyer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      DATA TRANSMISSION NETWORK
                                      CORPORATION, a Delaware corporation


                                      By:/s/ Greg T. Sloma
                                         ---------------------------
                                         Greg T. Sloma
                                      Title: President and COO


                                      WATERMAN ASSOCIATES, INC., a Delaware
                                      corporation


                                      By:/s/ Thomas L. Waterman
                                         ---------------------------
                                         Thomas L. Waterman, President


                                      By: /s/ Louise Waterman
                                          ----------------------------
                                          Louise Waterman

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

                                   EXHIBIT "A"

                                January __, 1999

Data Transmission Network Corporation
9110 West Dodge Road, Suite 200
Omaha, NE 68114

ATTN:    Greg T. Sloma, President

Dear Sir:

         I have acted as corporate counsel for Waterman Associates, Inc., a Delaware corporation (the "Company") in connection with the sale of substantially all of the Company's assets pursuant to the provisions of the Purchase Agreement dated January ___, 1999, (the "Agreement"), by and among the Company, its sole shareholder, the sole shareholder's spouse and Data Transmission Network Corporation (the "Buyer"). This opinion is being rendered to you pursuant to Paragraph 5 of the Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning give to such terms as in the Agreement.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments that I have deemed necessary or advisable for purposes of this opinion, including those relating to the authorization, execution and delivery of the Agreement. Without limitation, I reviewed the following documents and agreements:

         (i)   the Agreement;

         (ii) the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware (the "Charter");

         (iii) the Bylaws of the Company as adopted by the Company on April 1, 1993, and certified by the President/Secretary of the Company on December 28, 1998 (the "Bylaws");

         (iv) the Bill of Sale, Assignment and Assumption Agreement dated January ____, 1999, executed by the Company and the Buyer (the "Bill of Sale"); and

         (iv)  actions taken by the  shareholders  and Board of Directors of the
               Company  to  authorize  the  transactions   contemplated  by  the
               Agreement.

         In such examination and review, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the

                                       9
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

opinions hereafter expressed which I did not independently establish or verify, I have relied without investigation upon certificates, statements and representations of representatives of the Company. During the course of my discussions with such representatives and my review of the documents described above in connection with the preparation of these opinions, no facts were disclosed to me that caused me to conclude that any such certificate, statement or representation is untrue. In making my examination of the documents executed by entities other than the Company, I have assumed that each such other entity had the power to enter into and perform all its obligations thereunder and the due authorization of, and the due execution and delivery of, such documents by each such entity.

         As used in this opinion, the expression "to my knowledge" with reference to matters of facts means that after an examination of documents in my files and considering my actual knowledge of legal matters I have handled for the Company, without independent investigation or inquiry as to factual matters, but not including any constructive or imputed notice of any information, I find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that, I have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

         Based upon and subject to the foregoing and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority required to conduct the Business and to own and use the properties currently owned and used by it. The Company is in good standing with the State of New Jersey, its state of operation.

         2. The Company has the corporate power and the authority to execute and deliver the Agreement and to perform its respective obligations thereunder. The execution and delivery of the Agreement by the Company and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Board of Directors and stockholders of the Company. The Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws or judicial decisions affecting the validity and enforcement of creditors' rights generally and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including without limitation, specific performance or injunctive relief, and the effect of general principles of equity embodied in New Jersey statutes and common law.

         3. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Charter or Bylaws, (ii) to my knowledge, requires on the part of the Company any filing with, or permit, authorization, consent or approval of, any federal or state governmental agency or entity, except as specified in the Agreement, (iii) to my knowledge conflicts with, results in a breach of, constitutes (with or without notice or lapse of time or both) a

                                       10
default under, or requires any notice, consent or waiver under any contract, lease, license, franchise, permit, indenture, agreement or mortgage for borrowed money or other agreement to which the Company is a party or by which the Company is bound or to which any of its assets is subject, (iv) to my knowledge violates any statute, rule or regulation, or (v) to my knowledge, violates any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any properties or assets of the Company.

         4. To my knowledge, the Company (i) is not subject to any unsatisfied judgment, order, decree, stipulation or injunction and (ii) is not a party to or threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

         5. To my knowledge, all authorizations, consents and approvals, if any, of all federal, state and local governmental agencies and entities required in order to permit consummation by the Company of its obligations under the Agreement have been obtained.

         6. Assuming payment of the Purchase Price by the Buyer, the Bill of Sale is sufficient to transfer all of the Company's right, title and interest in the properties and assets of the Company to be acquired by the Buyer as contemplated by the Agreement.

         This opinion relates solely to the laws of the State of New Jersey, the corporate laws of the State of Delaware and applicable federal laws of the United States, and I express no opinion with respect to the effect or applicability of the laws of other jurisdictions. I have assumed that and my opinions expressed in paragraph 2 above are based upon my assumption that the internal laws of the State of New Jersey, the corporate laws of the State of Delaware and federal laws, as applicable, govern the provisions of the Agreement and the transactions contemplated thereby.

         I am opining only as to the matters expressly set forth herein and no opinion should be inferred as to other matters. The opinions expressed herein are furnished by me, as counsel for the Company, solely for your benefit in connection with the transactions contemplated by the Agreement and upon the understanding that I am not assuming any responsibility to any other person or entity whatsoever. This opinion may not be quoted or relied upon by any other person or entity or used for any other purpose without my written consent. This opinion is rendered as of the date hereof and I do not undertake to advise you of matters which occur subsequent to the date hereof and that affect the opinions expressed herein.

                                                      Sincerely,



                                                      Frank C. Capozza, Esq.
                                                      A Professional Corporation


                                       11

                                   EXHIBIT "B"

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into as of the _____ day of ____________, 199__, between DATA TRANSMISSION NETWORK CORPORATION (the "Company"), a Delaware corporation, and THOMAS L. WATERMAN (the "Employee").

                                                        * * *
         WHEREAS, the Company desires to employ the Employee; and

         WHEREAS, the Employee desires to accept such employment.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and the Employee agree as follows:

         1. Employment and Duties. The Company hereby employs the Employee for work in connection with the natural gas and electrical product offerings by the Company (the "Products") with such duties and responsibilities as the Board of Directors of the Company (the "Board") or a person (other than the Employee) so authorized by the Board from time to time may assign to the Employee.

         2. Term. The term of this agreement shall begin on the date of this agreement and shall continue thereafter for a period of ten (10) years, unless terminated earlier in accordance with this agreement. The Employee shall remain an employee at-will. Either the Employee or the Company may terminate the employment relationship at any time, with or without any reason, subject to the other provisions of this agreement. Each party shall provide the other party with sixty (60) days advance written notice of his or its intention to terminate this agreement, except in the event of the termination of Employee's employment pursuant to any of the first three sentences of Section 11 of this agreement.

         3. Place of Employment. During the term of this agreement, the Employee will perform his duties at the Company's offices in Red Bank, New Jersey, and he will not be required to relocate or transfer his principal residence during the term of this agreement.

         4. Base Salary. For all services to be rendered by the Employee pursuant to this agreement, the Company agrees to pay the Employee during the term of this agreement a base salary (the "Base Salary") at an annual rate of $100,000 through December 31, 1999, and at an annual rate of not less than $100,000 after December 31, 1999; provided, that the Base Salary as then in effect shall be increased as of January 1 of each calendar year after 1999 during the term of this agreement by at least the same percentage that the United States Department of Labor Consumer Price Index (All Items) for All Urban Consumers, 1982-84=100 ("CPI-U") for the November immediately preceding such January 1 increased over the CPI-U for the November one year earlier. The Board shall review the Base Salary at least annually for the purpose of determining whether a Base Salary increase greater than such CPI-U increase should be

                                       12
granted to the Employee for a particular 12-month period. The Employee's annual incentive bonus provided for in Section 5 and all other compensation and benefits to which the Employee is or may become entitled pursuant to this agreement shall be in addition to the Base Salary. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices.

         5. Annual Incentive Bonus. In addition to the Employee's Base Salary and any other benefits to which the Employee is entitled under this agreement, the Employee also shall be entitled to receive an annual incentive bonus (the "Bonus") from the Company of one percent (1%) of the amount, if any, by which the revenues received from the Products by the Company for such calendar year (which revenues will represent only the portion of the revenues of the DTNergy division of the Company directly attributable to the Products) exceed the revenues from the Products for the calendar year ended December 31, 1998. The Bonus shall be paid to the Employee for each full calendar year during the term of this agreement promptly after the revenues from the Products for such year have been computed by the Company.

         6. Expenses. During the term of this agreement, the Employee shall be entitled to prompt reimbursement by the Company of all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Employee (in accordance with the policies and procedures established by the Company for its employees) in the performance of his duties and responsibilities under this agreement; provided, that the Employee shall properly account for such expenses in accordance with Company policies and procedures.

         7. Other Benefits. During the term of this agreement, the Employee shall be entitled to all of the fringe benefits which are provided to employees of the Company generally (such as but not limited to the Company's 401(k) plan), but excluding the Company's discretionary bonus plan, stock option plan and similar programs.

         8. Vacations and Holidays. The Employee shall be entitled to paid vacations and holidays in accordance with the Company's policies in effect from time to time for comparable employees.

         9. Other Activities. The Employee shall devote substantially all of his working time and efforts during the Company's normal business hours to the business affairs of the Company and to the diligent and faithful performance of the duties and responsibilities assigned to him pursuant to this agreement, except for vacations and holidays.

         10. Nondisclosure. During the term of this agreement and thereafter, the Employee shall not, without the prior written consent of the Board or a person (other than the Employee) so authorized by the Board, disclose or use for any purpose (except in the course of his employment under this agreement and in furtherance of the business of the Company or any of its subsidiaries) any confidential information, trade secrets, or proprietary data of the Company or any of its subsidiaries (collectively, for purposes of this agreement, "Confidential Information"); provided, however, that Confidential Information shall not include any information then known generally to the public or ascertainable from public or published information (other than as a result of

                                       13
unauthorized disclosure by the Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company or its subsidiaries, as the case may be.

         11. Termination. The Employee's employment under this agreement shall terminate upon his death. If the Employee becomes incapable by reason of physical injury, disease, or mental illness of substantially performing his duties and responsibilities under this agreement for a period of six (6) continuous months or more, then the Company may terminate the Employee's employment under this agreement. The Company also may terminate the Employee's employment under this agreement for Cause; however, for purposes of this agreement, "Cause" shall mean only (i) confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty with respect to the Company or any parent, subsidiary, or affiliate of the Company, (ii) material violation of the provisions of any confidentiality agreement or non-competition agreement in force between the Company or DTN and the Employee, (iii) habitual and material negligence by the Employee in the performance of his duties under or pursuant to this agreement, (iv) material non-compliance by the Employee with his obligations under Section 9 (after having received written notice thereof and a right to cure) or (v) failure of the Employee to abide by the lawful directives of the Board that are not inconsistent with the terms of this Agreement. In the event of the termination of the Employee's employment pursuant to any of the first three sentences of this Section 11 or if the Employee voluntarily terminates employment with the Company, the Employee (or, in the event of the Employee's death, his estate) shall be entitled to retain that portion of the Base Salary earned by the Employee up to the effective date of such termination, provided that during any period when the Employee is incapable by reason of physical injury, disease, or mental illness of substantially performing his duties and responsibilities under this agreement, the Company may subtract from such Base Salary the amount of any payments which the Employee receives from Company-sponsored disability insurance as a reimbursement for lost earnings or wages relating to such period.

         12. Termination Without Cause. If the Company terminates the employment of the Employee for any reason other than those referred to in Section 11, the Company shall pay the Employee, upon the effective date of such termination, the then current present value of all remaining payments of Base Salary (computed assuming no further increase in the CPI-U) and Bonuses (computed assuming a Bonus each year equal to the Bonus for the year preceding the termination) that would have been paid hereunder but for such termination, less applicable employee tax withholdings and deductions. For purposes of the foregoing present value determination, a discount rate equal to the prime rate on corporate loans at large U.S. money center commercial banks as quoted in the "Money Rates" column of the Wall Street Journal on such effective date shall be used. Except as provided in Sections 11 and 12 of this agreement, the Employee shall not receive any additional severance pay upon his termination of employment, regardless of the Company's severance policy for its employees generally. The Employee agrees to accept the payments provided for in this Section 12 as full and complete liquidated damages for any breach of this agreement resulting from the actual or constructive termination of the Employee's employment under this agreement for a reason other than cause or the Employee's death or disability; and the Employee shall not have and hereby waives and relinquishes any other rights or claims in respect of such breach.

                                       14

         13. Successors and Assigns. This agreement and all rights under this agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns. This agreement is personal in nature, and neither of the parties to this agreement shall, without the written consent of the other, assign or transfer this agreement or any right or obligation under this agreement to any other person or entity.

         14. Notices. For purposes of this agreement, notices and other communications provided for in this agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Employee:               Thomas L. Waterman
                                           65 Mechanic Street
                                           Red Bank, NJ 07701

         With a Copy to:                   Frank C. Capozza
                                           A Professional Corporation
                                           1120 Market Tower
                                           10 West Market Street
                                           Indianapolis, IN 46204

         If to the Company:                Data Transmission Network Corporation
                                           9110 West Dodge Road, Suite 200
                                           Omaha, NE 68114
                                           Attn:  Greg T. Sloma, President

or to such other  address as either party may have  furnished to the other party
in  writing  in  accordance   with  this   paragraph.   Such  notices  or  other
communications shall be effective only upon receipt.

         15. Non-Solicitation of Employees. For a period of one (1) year after the effective date of the termination of the Employee's employment under this agreement for any reason, whether voluntarily or involuntarily and with or without cause, without the prior written consent of the Company the Employee agrees (i) not to directly or indirectly employ, solicit for employment, assist any other person in employing or soliciting for employment, or advise or recommend to any other person that such other person employ or solicit for employment any person who then is an employee of the Company or any of the subsidiaries of the Company and (ii) not to recommend to any then employee of the Company or any of the subsidiaries of the Company that such employee leave the employ of such employer.

         16. Post-Termination Noncompetition. Because the Confidential Information known to or developed by the Employee during his employment by the Company encompasses at the highest level information concerning the plans, strategies, services, operations, and existing and prospective customers pertaining to the Products and could not practically be disregarded by the Employee, the Employee acknowledges that his provision of information and other

                                       15
services to a competitor of the Company soon after the termination of the Employee's employment by the Company would inevitably result in the use of the Confidential Information by the Employee in his performance of such services, even if the Employee were to use his best efforts to avoid such use of the Confidential Information. To prevent such use of the Confidential Information and the resulting unfair competition and wrongful appropriation of the goodwill and other valuable proprietary interests of the Company, the Employee agrees that for a period of one (1) year after the termination of his employment by the Company for any reason, whether voluntarily or involuntarily and with or without cause, the Employee will not, directly or indirectly:

         (a) engage, whether as an employee, agent, consultant, independent contractor, owner, partner, member, information provider, or otherwise, in a business activity which then competes in a material way with the Products then being offered by the Company;

         (b) solicit or recommend to any other person that such period solicit any then customer of the Company, which customer also was a customer of the Company at any time during the one (1) year period prior to the termination of the Employee's employment by the Company, for the purpose of obtaining the business of such customer in competition with the Products; or

         (c) induce or attempt to induce any then customer or prospective customer of the Products to terminate or not commence a business relationship with the Company.

The restrictions contained in this Section 16 are separate from the restrictive covenants contained in the Purchase Agreement among the Company, Waterman Associates, Inc., Louise Waterman and the Employee, and such 1-year period may run concurrently with the period of restriction in such Purchase Agreement. The Company and the Employee acknowledge and agree that the restrictions contained in this Section 16 are both reasonable and necessary in view of the Employee's position with the Company and that the Employee's compensation and benefits under this agreement are sufficient consideration for the Employee's acceptance of such restrictions. Nevertheless, if any of the restrictions contained in this
Section 16 are found by a court having jurisdiction to be unreasonable, or excessively broad as to geographic area or time, or otherwise unenforceable, then the parties intend that the restrictions contained in this Section 16 be modified by such court so as to be reasonable and enforceable and, as so modified by the court, be fully enforced. Nothing contained in this paragraph shall be construed to preclude the investment by the Employee of any of his assets in any publicly owned entity so long as the Employee has no direct or indirect involvement in the business of such entity and owns less than 2% of the voting equity securities of such entity.

         17. Injunctive Relief. The Employee acknowledges that his violation of the provisions and restrictions contained in Sections 10, 15, and 16 could cause significant injury to the Company for which the Company would have no adequate remedy at law. Accordingly, the Employee agrees that the Company will be entitled, in addition to any other rights and remedies that then may be available to the Company, to seek and obtain injunctive relief to prevent any breach or potential breach of any of the provisions and restrictions contained in Sections 10, 15, or 16.

                                       16

         18. Miscellaneous. No provision of this agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by the Employee and an officer of the Company (other than the Employee) so authorized by the Board. No waiver by either party to this agreement at any time of any breach by the other party of, or compliance by the other party with, any condition or provision of this agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this agreement have been made by either party that are not expressly set forth in this agreement.

         19. Validity. The invalidity or unenforceability of any provision or provisions of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which other provision shall remain in full force and effect; nor shall the invalidity or unenforceability of a portion of any provision of this agreement affect the validity or enforceability of the balance of such provision. The provisions of this agreement are severable.

         20. Counterparts. This document may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

         21. Headings. The headings of the paragraphs contained in this document are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this agreement.

         22. Applicable Law. This agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Nebraska.

         23. Arbitration. In the event a dispute shall arise as to the parties' respective rights, duties and obligations under this agreement, or in the event of a claim for breach of this agreement by either party (collectively, "Dispute"), the parties agree to utilize arbitration as the exclusive means for resolution of the Dispute. With respect to any such Dispute, the arbitrator shall be selected and the arbitration conducted in accordance with the most recent Employment Dispute Resolution Rules of the American Arbitration Association. The arbitration proceeding shall be held in Omaha, Nebraska, or such other location as may be acceptable to the parties. The arbitrator shall make written findings, including any award, which shall be signed by the arbitrator. The award shall be deemed final and binding thirty (30) days after the award is made. The parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall be bound by the provisions of this agreement in determining any award. The parties agree that the proceedings and any decision by the arbitrator, including the amount of any award, shall be kept confidential and not disclosed to any person other than the parties, witnesses and their counsel (who also must each agree to maintain the confidentiality of the proceedings and any decision). A party may enforce any award in any court of competent jurisdiction.

                                       17

         IN WITNESS WHEREOF, the Company and the Employee have executed this agreement on the day and year first above written.

                                       DATA  TRANSMISSION  NETWORK
                                       CORPORATION, a Delaware corporation



                                       By:/s/ Greg T. Sloma
                                          -----------------------------
                                          Greg T. Sloma
                                       Title: President and COO



                                        /s/ Thomas L. Waterman
                                        ---------------------------------------
                                        Thomas L. Waterman

                                       18

                                   SCHEDULE 1

                             List of Certain Assets

"The reporting person agrees to furnish supplementally a copy of this omitted schedule to the Securities and Exchange Commission upon request."

                                       19

                                  SCHEDULE 7(j)

                         Customer and Supplier Contracts

"The reporting person agrees to furnish supplementally a copy of this omitted schedule to the Securities and Exchange Commission upon request."

                                       20

                                  SCHEDULE 7(k)

                             List of Other Contracts

Ms. Rainey Thynne (Subcontractor)

                                       21
                                      -51-